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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Enodis plc on Form F-4 of our report dated November 21, 2001, except for Note 30 as to which the date is February 20, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche

London, England
Chartered Accountants and Registered Auditors

March 28, 2002